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                                                                    EXHIBIT 12.1



                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   (UNAUDITED)

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
                                                                                                        NINE MONTHS
                                                      FOR THE YEARS ENDED DECEMBER 31                      ENDED
                                                                                                       SEPTEMBER 30,
(IN THOUSANDS, EXCEPT RATIO)              2000         2001         2002         2003         2004         2005
------------------------------------- ------------ ------------ ------------ ------------ ------------ -------------
Earnings:
   Earnings from continuing
    operations before income taxes        $579        ($6,844)    ($18,212)    ($13,292)    ($16,643)      ($11,170)
   Fixed charges                            85             99          583          581          202            260
------------------------------------- ------------ ------------ ------------ ------------ ------------ -------------
Total earnings before fixed charges       $664        ($6,745)    ($17,629)    ($12,711)    ($16,441)      ($10,910)
===================================== ============ ============ ============ ============ ============ =============

Fixed Charges:
   Interest expense                       $  0         $    0      $   480      $   506      $   102        $   185
   Rental interest factor                   85             99          103           75          100             75
------------------------------------- ------------ ------------ ------------ ------------ ------------ -------------
Total fixed charges                       $ 85         $   99      $   583      $   581      $   202        $   260
===================================== ============ ============ ============ ============ ============ =============

Ratio of earnings to fixed  charges       7.81            --           --           --           --            --
Deficiency of earnings to fixed
    charges                                --         ($6,844)    ($18,212)    ($13,292)    ($16,643)      ($11,170)
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